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                                                                     Exhibit 5.1

               [LETTERHEAD of 'Cleary, Gottlieb, Steen & Hamilton]


Writer's Direct Dial:  (212) 225-2410
E-Mail:  bsusko@cgsh.com


                                        February 8, 2002

     Heidrick & Struggles International, Inc.
     233 South Wacker Drive, Suite 4200
     Chicago, Illinois 60606-6303

               Re:  Heidrick & Struggles International, Inc.
                    Registration Statement on Form S-8
                    -----------------------------------

Ladies and Gentlemen:


         We have acted as special counsel to Heidrick & Struggles International, Inc., a Delaware corporation (the "Company"), in connection with the registration statement on Form S-8 (the "Registration Statement") to be filed today with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Act of 1933, as amended (the "Act"), for the registration of 750,000 shares of Common Stock, par value $.01 per share (the "Shares"), to be issued under the Heidrick & Struggles International, Inc. Deferred Compensation Plan and the Heidrick & Struggles International, Inc. Deferred Compensation Plan for UK Employees (the "Plans"), and the $15,000,000 in deferred compensation obligations (the "Obligations") of the Company issuable under the Plans.

         We have participated in the preparation of the Registration Statement and have reviewed the originals or copies certified or otherwise identified to our satisfaction of all such corporate records of the Company and such other instruments and other certificates of public officials, officers and representatives of the Company and such other persons, and we have made such investigations of law, as we have deemed appropriate as a basis for the opinions expressed below.

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Heidrick & Struggles International, Inc., p. 2

     In rendering the opinions expressed below, we have assumed the authenticity of all documents submitted to us as originals and the conformity to the originals of all documents submitted to us as copies. In addition, we have assumed and have not verified the accuracy as to factual matters of each document we have reviewed.

     Based on the foregoing, and subject to the further assumptions and qualifications set forth below, it is our opinion that:

     1. The Shares have been duly authorized by all necessary corporate action of the Company and, when issued in accordance with the terms of the Plans, at prices in excess of the par value thereof, will be validly issued, fully paid and nonassessable.

     2. Upon the issuance of the Obligations in the manner contemplated by the Registration Statement and in accordance with the terms of the Plans, such Obligations will be legally valid and binding obligations of the Company.

     Our opinion is subject to: (i) the effect of bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to or affecting the rights or remedies of creditors; (ii) the effect of general principles of equity, including without limitations concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance or injunctive relief, regardless of whether enforcement is considered in a proceeding in equity or at law; and (iii) the effect of the laws of usury or other laws or equitable principles relating to or limiting the interest rate payable on indebtedness.

     The foregoing opinions are limited to the General Corporation Law of the State of Delaware.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving such consent, we do not thereby admit that we are "experts" within the meaning of the Act or the rules and regulations of the Commission issued thereunder with respect to any part of the Registration Statement, including this exhibit.


                                     Very truly yours,

                                     CLEARY, GOTTLIEB, STEEN & HAMILTON

                                      By: /s/ A. Richard Susko
                                          --------------------
                                         A. Richard Susko, a Partner